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                                                                   EXHIBIT 99.1

[IES LOGO APPEARS HERE]

                                Contacts:  H. Roddy Allen, CEO
                                           Integrated Electrical Services, Inc.
                                           713-860-1500

                                           Ken Dennard / ksdennard@drg-e.com
                                           Karen Roan / kcroan@drg-e.com
                                           DRG&E   /  713-529-6600


                    INTEGRATED ELECTRICAL SERVICES TO APPEAL

                             VERDICT IN COURT CASE


HOUSTON - OCTOBER 4, 2004 - Integrated Electrical Services, Inc. (NYSE: IES) today announced that a verdict has been returned against the company in a case pending in the 133rd District Court of Harris County, Texas that arose out of the proposed sale of a subsidiary of the company and an employment claim by a former officer of the subsidiary. While judgment has not yet been entered in the case, the amount of any judgment is not expected to exceed $30,000,000 after application of statutory limits on damages. The company believes there are significant legal issues raised in the case which provide favorable grounds for appeal. The company intends to seek to have any judgment set aside and to appeal any final judgment entered. Although the company is intent on pursuing a successful appeal, it is also currently involved in settlement discussions in an effort to reach an earlier resolution of this matter on some reasonable basis. Roddy Allen, IES' Chief Executive Officer, stated, "We are disappointed in the verdict, and look forward to a favorable appeal or settlement."

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         Integrated Electrical Services, Inc. is the leading national provider of electrical solutions to the commercial and industrial, residential and service markets. The company offers electrical system design and installation, contract maintenance and service to large and small customers, including general contractors, developers and corporations of all sizes.




This press release includes certain statements, including statements relating to the Company's expectations of its future operating results that may be deemed to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. Such risks and uncertainties include, but are not limited to, the inherent uncertainties relating to estimating future results, potential consequences of late filing of the Company's quarterly report on Form 10-Q and associated defaults under the Company's debt, potential difficulty in addressing material weaknesses in the Company's accounting that have been identified to the Company by its independent auditors, the possible need for a restatement of prior year periods if amounts are determined to be material, the size of this verdict may result in a default under the Company's credit facility and senior subordinated notes and the potential inability to obtain waivers from its credit facility participants and senior subordinated note holders, litigation and appellate risks and uncertainties, inability to provide a bond to avoid execution on any judgment entered, this verdict could increase customers' demand for surety bonding, fluctuations in operating results because of downturns in levels of construction, incorrect estimates used in entering into and executing contracts, difficulty in managing the operation of existing entities, the high level of competition in the construction industry, changes in interest rates, general level of the economy, increases in the level of competition from other major electrical contractors, increases in cost of labor, steel, copper and gasoline, availability and costs of obtaining surety bonds required for certain projects, inability to reach agreement with its surety bonding company to provide sufficient bonding capacity, loss of key personnel, difficulty in integrating new types of work into existing subsidiaries, errors in estimating revenues and percentage of completion on contracts, and weather and seasonality. The foregoing and other factors are discussed and should be reviewed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended September 30, 2003.


                                 END OF FILING